CONTACT: Chris Marshall Chief Financial Officer Capital Bank Corporation Phone: (704) 554-5901 Email: cmarshall@nafhinc.com	Michael R. Moore Executive Vice President Capital Bank Corporation| Phone: (919) 645-6372 Email: mmoore@capitalbank-us.com

FOR IMMEDIATE RELEASE

Capital Bank Announces Financial Results for Fourth Quarter and Full Year of 2010

RALEIGH, N.C., January 31, 2011 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported financial results for the fourth quarter and full year of 2010. Key items for the fourth quarter and full year of 2010 and a subsequent event from early 2011 include the following:

•

On January 28, 2011, North American Financial Holdings, Inc. ("NAFH") completed its investment of approximately $181 million in the Company through the purchase of 71 million shares of the Company's common stock at $2.55 per share, resulting in NAFH owning approximately 85% of the Company's outstanding common stock and leaving the Company in a "well capitalized" position.

•

Net loss to common shareholders was ($34.1) million, or ($2.59) per share in the fourth quarter of 2010 compared with ($7.8) million, or ($0.68) per share, in the fourth quarter of 2009. In 2010, net loss to common shareholders was ($63.8) million, or ($4.98) per share, compared with ($9.2) million, or ($0.80) per share, in 2009.

•	Net interest margin was 3.16% in the fourth quarter of 2010 compared with 3.48% in the third quarter of 2010 and 3.25% in the fourth quarter of 2009.

•	Nonperforming assets, including accruing restructured loans, were 5.98% of total assets as of December 31, 2010 compared with 5.69% as of September 30, 2010 and 4.87% as of December 31, 2009.

•	Allowance for loan losses increased to 2.87% of total loans as of December 31, 2010 from 2.74% as of September 30, 2010 and 1.88% as of December 31, 2009.

•

Provision for loan losses was $20.0 million in the fourth quarter of 2010 compared with $6.8 million in the third quarter of 2010 and $11.8 million in the fourth quarter of 2009. In 2010, provision for loan losses was $58.5 million compared with $23.1 million in 2009.

•	Deferred tax assets were fully reserved with the valuation allowance increasing to $33.3 million as of December 31, 2010 from $8.8 million as of September 30, 2010 and $0 as of December 31, 2009.

"The Company's quarterly results continued to be impacted by elevated credit losses, as well as by an increase in the valuation allowance on our deferred tax assets," stated Gene Taylor, Chairman and CEO. "Many of our borrowers remain under stress, but we continue to work aggressively to resolve our problem loans and have experienced measurable success with many of these efforts. While the fourth quarter results are a disappointment, they were expected. We are excited to have closed our investment and are eager to proceed with accelerating improvements throughout the Company."

Net Interest Income

Net interest income decreased by $691 thousand, declining from $13.0 million in the fourth quarter of 2009 to $12.3 million in the fourth quarter of 2010. This decrease was primarily due to a 4.3% drop in average earning assets from the fourth quarter of 2009 to the fourth quarter of 2010. Among other things, principal paydowns and charge-offs on the loan portfolio contributed to the reduction in earning assets. Additionally, net interest margin decreased from 3.25% in the fourth quarter of 2009 to 3.16% in the fourth quarter of 2010. Net interest margin was negatively affected by a decline in asset yields, partially offset by a decline in funding costs. Yields on earning assets fell from 5.15% for the quarter ended December 31, 2009 to 4.68% for the quarter ended December 31, 2010, and rates on total interest-bearing liabilities fell from 2.18% for the quarter ended December 31, 2009 to 1.71% for the quarter ended December 31, 2010.

In 2010, net interest income increased by $2.1 million, rising from $48.9 million in 2009 to $51.0 million in 2010. This improvement was due to an increase in net interest margin from 3.14% in 2009 to 3.27% in 2010, partially offset by a 0.4% decline in average earning assets. Yields on earning assets fell from 5.27% in 2009 to 4.93% in 2010, and rates on total interest-bearing liabilities fell from 2.45% in 2009 to 1.88% in 2010. The Company's interest rate swap on prime-indexed commercial loans, which expired in October 2009, increased interest income by $3.5 million in 2009, representing a benefit to net interest margin of 0.22%. Since the swap expired in 2009, the Company received no benefit in 2010.

Provision for Loan Losses and Asset Quality

Provision for loan losses for the quarter ended December 31, 2010 totaled $ 20.0 million, an increase from $11.8 million for the quarter ended December 31, 2009 and an increase from $6.8 million for the quarter ended September 30, 2010. The loan loss provision increased significantly in the current quarter due to higher levels of nonperforming assets, increased charge-offs, and downgrades to risk ratings of certain loans in the portfolio. Net charge-offs totaled $20.2 million, or 6.24% of average loans (annualized), in the fourth quarter of 2010, an increase from $5.3 million, or 1.52% of average loans (annualized), in the fourth quarter of 2009 and an increase from $6.3 million, or 1.87% of average loans (annualized), in the third quarter of 2010. Of the fourth quarter 2010 charge-offs, $9.5 million was related to one residential development project in the Company's Triangle region.

Provision for loan losses totaled $58.5 million in 2010, an increase from $ 23.1 million in 2009. Net charge-offs increased from $11.8 million, or 0.89% of average loans, in 2009 to $48.6 million, or 3.60% of average loans, in 2010. The loan loss provision also increased significantly in 2010 due to higher levels of nonperforming assets, increased charge-offs, and downgrades to risk ratings of certain loans in the portfolio.

Nonperforming assets, which include nonperforming loans and other real estate, totaled 5.69% of total assets as of December 31, 2010, an increase from 5.32% as of September 30, 2010 and 2.90% as of December 31, 2009. Nonperforming assets, including accruing restructured loans, totaled 5.98% of total assets as of December 31, 2010, an increase from 5.69% as of September 30, 2010 and 4.87% as of December 31, 2009. Loans past due more than 30 days, excluding nonperforming loans, increased to 1.08% of total loans as of December 31, 2010 compared to 1.00% of total loans as of September 30, 2010 and 0.67% as of December 31, 2009. The allowance for loan losses increased to 2.87% of total loans as of December 31, 2010 compared to 2.74% as of September 30, 2010 and 1.88% as of December 31, 2009. The allowance for loan losses covered 50% of nonperforming loans as of December 31, 2010, which was a decrease from 52% as of September 30, 2010 and 66% as of December 31, 2009.

Prior to the fourth quarter of 2010, the Company provided specific reserves on many of its impaired loans as part of the allowance for loan losses and charged down impaired loans to estimated fair value only if legal action had begun against a borrower in default or where a "confirmed loss" existed. However, during the fourth quarter of 2010, the Company began charging down all impaired loans to current fair value, and specific reserves are no longer provided. This change in practice has not impacted the amount of loan loss provision, since under both methods impaired loans are valued the same, but the change does increase the amount of net charge-offs recorded and decreases the level of allowance for loan losses. As of December 31, 2010 and 2009, the Company had recorded cumulative charge-offs of $17.9 million and $6.7 million, respectively, on impaired loans. If these cumulative charge-offs had instead been recorded as specific reserves, the allowance for loan losses would have increased from 2.87% of total loans to 4.24% of total loans as of December 31, 2010 and would have increased from 1.88% of total loans to 2.35% of total loans as of December 31, 2009.

Noninterest Income

Noninterest income increased by $6.2 million, rising from $1.8 million in the fourth quarter of 2009 to $8.0 million in the fourth quarter of 2010. This increase was primarily related to net gains of $5.3 million recorded on the sale of investment securities during the fourth quarter of 2010. The Company sold a significant portion of its agency bond and mortgage-backed securities portfolios and reinvested the proceeds in an effort to reposition the investment portfolio to execute certain interest rate risk management, liquidity, and tax strategies. Further, mortgage origination and other loan fees increased by $338 thousand as robust demand for residential mortgage originations and refinancings benefited income. Noninterest income was decreased in the fourth quarter of 2009 by an other-than-temporary impairment loss of $498 thousand that was recorded on an investment in trust preferred securities issued by a single entity.

In 2010, noninterest income increased by $5.4 million, rising from $10.2 million in 2009 to $15.5 million in 2010. This increase was primarily related to net gains of $5.9 million recorded on the sale of investment securities in 2010 as compared to net gains of $173 thousand recorded in 2009. Additionally, noninterest income was decreased in 2009 as an other-than-temporary impairment loss was recorded on an investment in trust preferred securities. The increase in noninterest income was partially offset by a nonrecurring BOLI gain of $913 thousand recognized in 2009.

Noninterest Expense

Noninterest expense increased $446 thousand, or 3%, rising from $14.7 million in the fourth quarter of 2009 to $15.1 million in the fourth quarter of 2010. FDIC deposit insurance expense increased by $979 thousand as the Company's assessment rate was raised in 2010. Salaries and employee benefits expense increased by $871 thousand due to lower deferred loan costs, which decrease expense, and increased employee health insurance expense. Other real estate losses and miscellaneous loan costs increased by $440 thousand, of which $307 thousand was related to valuation adjustments to and losses on the sale of other real estate with the remaining increase representing higher loan workout, appraisal and foreclosure costs to resolve problem assets. Further, professional fees increased by $412 thousand due to higher legal and consulting expense. Partially offsetting the increase in noninterest expense, other expense declined by $2.0 million. In the fourth quarter of 2009, the Company incurred $1.9 million of direct nonrecurring expenses related to its proposed public stock offering. These expenses were recorded in other noninterest expense and primarily represented investment banking, legal and accounting costs related to the proposed offering.

In 2010, noninterest expense increased $4.5 million, or 9%, rising from $49.8 million in 2009 to $54.3 million in 2010. This increase was primarily due to a $ 3.4 million increase in other real estate losses and miscellaneous loan costs, of which $2.2 million was related to valuation adjustments to and losses on the sale of other real estate. FDIC deposit insurance expense increased by $1.1 million due to an increase in the Company's assessment rate in 2010. Professional fees increased by $1.0 million from higher legal and consulting expense. Partially offsetting the increase in noninterest expense, other expense declined by $1.3 million. In the fourth quarter of 2009, the Company incurred $ 1.9 million of direct nonrecurring expenses related to its proposed public stock offering. These expenses were recorded in other noninterest expense and primarily represented investment banking, legal and accounting costs related to the proposed offering. In the third quarter of 2010, the Company also incurred direct nonrecurring expenses related to a separate proposed public stock offering that was later withdrawn.

Income Taxes

Income taxes recorded in both the three months and year ended December 31, 2010 were primarily impacted by an increased valuation allowance recorded against deferred tax assets in those periods. Due to continued net operating losses in 2010 and ongoing stress on the Company's financial performance and tax positions from elevated credit losses, the Company had fully reserved its deferred tax assets as of December 31, 2010. The valuation allowance recorded against deferred tax assets increased to $33.3 million as of December 31, 2010 from $8.8 million as of September 30, 2010.

Deferred tax assets represent timing differences in the recognition of certain tax benefits for accounting and income tax purposes, including the expected value of future tax savings that will be available to the Company to offset future taxable income through the carry forward of net operating losses. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. In future periods, the Company may be able to reduce some or all of the valuation allowance upon a determination that it will be able to realize such tax savings.

Balance Sheet

Loan balances declined by $135.8 million in 2010 due in part to net charge- offs for the year as well as net principal paydowns on outstanding loans. The declining loan portfolio reflects an effort by the Company to de-leverage its balance sheet to preserve capital and reduce its exposure to certain sectors of the commercial real estate market. Total investment securities decreased by $ 22.2 million over the same period as management sold certain municipal bonds to reduce the duration of its fixed income portfolio earlier in the year and then repositioned its portfolio later in the year to execute certain interest rate risk, liquidity, and tax strategies. The cash surrender value of BOLI policies decreased by $15.8 million after the Company surrendered certain BOLI contracts on former employees and directors in 2010 for the purpose of repositioning the BOLI portfolio for capital, liquidity and tax planning purposes.

Total deposits declined by $34.7 million in 2010. Savings accounts and time deposits increased by $1.7 million and $24.6 million, respectively, during 2010 while checking accounts and money market accounts decreased by $14.3 million and $46.7 million, respectively. Borrowings and securities sold under agreements to repurchase decreased by $52.5 million in 2010 as the Company paid off certain borrowings with increased liquidity from paydowns on loans and investment securities as well as the surrender of certain BOLI contracts.

***

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $ 1.6 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (3), Cary (2), Clayton, Fayetteville (4), Graham, Hickory, Holly Springs, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon.  The Company's website is http://www.capitalbank-us.com.

Forward-looking Statements

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the management of our growth, the risks associated with Capital Bank's loan portfolio, the inability to comply with the requirements in our Memorandum of Understanding with the FDIC and the North Carolina Office of the Commissioner of Banks, local economic conditions affecting retail and commercial real estate, ability to integrate our new management and directors without encountering potential difficulties, competition within the industry, dependence on key personnel, government regulation and the risks associated with identification, completion and integration of any future acquisitions. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation's filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

All selected financial data presented below is unaudited.

Capital Bank Corporation

Quarterly Results

	2010				2009
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Interest income	$18,327	$19,535	$19,794	$20,066	$20,863
Interest expense	6,040	6,153	7,050	7,516	7,885
Net interest income	12,287	13,382	12,744	12,550	12,978
Provision for loan losses	20,011	6,763	20,037	11,734	11,822
Net interest income (loss) after provision for loan losses	(7,724)	6,619	(7,293)	816	1,156
Noninterest income	8,004	2,500	2,514	2,531	1,831
Noninterest expense	15,129	14,210	12,380	12,590	14,684
Net loss before taxes	(14,849)	(5,091)	(17,159)	(9,243)	(11,697)
Income tax expense (benefit)	18,634	3,975	(3,576)	(3,909)	(4,452)
Net loss	(33,483)	(9,066)	(13,583)	(5,334)	(7,245)
Dividends and accretion on preferred stock	589	588	589	589	588
Net loss attributable to common shareholders	$(34,072)	$(9,654)	$(14,172)	$(5,923)	$(7,833)

End of Period Balances

	2010				2009
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Total assets	$1,585,547	$1,649,699	$1,694,336	$1,739,857	$1,734,668
Total earning assets	1,537,863	1,579,489	1,602,891	1,639,864	1,640,305
Cash and cash equivalents	66,745	68,069	41,417	53,341	29,513
Investment securities	223,292	196,046	228,812	232,780	245,492
Loans	1,254,479	1,324,932	1,351,101	1,376,085	1,390,302
Allowance for loan losses	36,061	36,249	35,762	29,160	26,081
Intangible assets	1,774	2,006	2,241	2,475	2,711
Deposits	1,343,286	1,359,411	1,370,777	1,380,539	1,377,965
Borrowings	121,000	129,000	153,000	172,000	167,000
Subordinated debentures	34,323	34,323	34,323	34,323	30,930
Shareholders’ equity	76,688	116,103	125,479	138,792	139,785
Tangible common equity	33,635	72,818	81,959	95,038	95,795

Average Quarterly Balances

	2010				2009
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Total assets	$1,648,467	$1,665,975	$1,719,240	$1,732,940	$1,736,421
Total earning assets	1,577,651	1,578,241	1,623,279	1,639,214	1,648,872
Investment securities	198,524	218,883	230,138	231,916	254,383
Loans	1,295,748	1,342,835	1,373,613	1,393,169	1,384,285
Deposits	1,366,905	1,345,562	1,382,527	1,374,520	1,379,554
Borrowings	126,130	150,478	153,264	170,956	155,989
Subordinated debentures	34,323	34,323	34,323	31,232	30,930
Shareholders’ equity	110,788	125,103	136,949	140,907	150,007

capital bank corporation

Nonperforming Assets

	2010				2009
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Nonperforming assets:
Nonaccrual loans:
Commercial real estate	$53,371	$54,770	$61,181	$44,086	$25,593
Consumer real estate	3,758	4,824	4,742	3,809	3,330
Commercial owner occupied	8,198	5,194	4,854	6,085	6,607
Commercial and industrial	5,830	3,164	3,311	4,217	3,974
Consumer	6	24	7	8	8
Other loans	781	781	781	–	–
Total nonaccrual loans	71,944	68,757	74,876	58,205	39,512
Accruing loans over 90 days past due	–	1,169	–	–	–
Total nonperforming loans	71,944	69,926	74,876	58,205	39,512
Other real estate	18,334	17,865	16,088	15,635	10,732
Total nonperforming assets	90,278	87,791	90,964	73,840	50,244
Performing restructured loans	4,463	6,066	6,570	24,814	34,177
Total nonperforming assets and TDRs	$94,741	$93,857	$97,534	$98,654	$84,421

Allowance for Loan Losses

	2010				2009
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Allowance for loan losses, beginning	$36,249	$35,762	$29,160	$26,081	$19,511
Net charge-offs:
Charge-offs:
Commercial real estate	16,235	2,244	8,433	6,891	3,431
Consumer real estate	1,401	236	1,571	715	671
Commercial owner occupied	2,244	287	1,249	637	710
Commercial and industrial	219	4,078	1,875	467	701
Consumer	217	18	146	48	30
Other loans	–	–	209	–	–
Total charge-offs	20,316	6,863	13,483	8,758	5,543
Recoveries:
Commercial real estate	18	503	38	57	189
Consumer real estate	4	22	4	24	93
Commercial owner occupied	38	10	–	–	–
Commercial and industrial	54	44	1	16	1
Consumer	3	8	5	6	8
Total recoveries	117	587	48	103	291
Total net charge-offs	20,199	6,276	13,435	8,655	5,252
Provision for loan losses	20,011	6,763	20,037	11,734	11,822
Allowance for loan losses, end	$36,061	$36,249	$35,762	$29,160	$26,081

Other Financial Data and Ratios

	2010				2009
	December 31	September 30	June 30	March 31	December 31

Per Share Data
Net loss – basic and diluted	$(2.59)	$(0.74)	$(1.09)	$(0.49)	$(0.68)
Book value	2.75	5.81	6.54	7.57	8.68
Tangible book value	2.61	5.65	6.36	7.38	8.44

Common shares outstanding	12,877,846	12,880,954	12,880,954	12,881,354	11,348,117
Average shares outstanding	13,132,217	13,060,739	13,021,208	12,014,430	11,528,693

capital bank corporation

Other Financial Data and Ratios – Continued

	2010				2009
	December 31	September 30	June 30	March 31	December 31

Net Interest Margin [1]
Yield on earning assets	4.68%	5.04%	4.99%	5.08%	5.15%
Cost of interest-bearing liabilities	1.71	1.76	1.97	2.10	2.18
Net interest spread	2.97	3.28	3.02	2.98	2.96
Net interest margin	3.16	3.48	3.25	3.22	3.25

Asset Quality Ratios
Nonperforming loans to total loans	5.73%	5.28%	5.54%	4.23%	2.84%
Nonperforming assets to total assets	5.69	5.32	5.37	4.24	2.90
Nonperforming assets and TDRs to total assets	5.98	5.69	5.76	5.67	4.87
Allowance for loan losses to total loans	2.87	2.74	2.65	2.12	1.88
Allowance to nonperforming loans	50	52	48	50	66
Net charge-offs to average loans	6.24	1.87	3.91	2.48	1.52
Past due loans, excluding nonperforming loans, to total loans	1.08	1.00	0.72	1.24	0.67

Capital Ratios
Tangible equity to tangible assets	4.73%	6.92%	7.28%	7.85%	7.91%
Tangible common equity to tangible assets	2.12	4.42	4.84	5.47	5.53
Average shareholders’ equity to average total assets	6.72	7.51	7.97	8.13	8.64
Tier 1 leverage[2]	6.39	7.56	7.75	8.80	8.94
Tier 1 risk-based capital[2]	8.02	8.99	9.10	10.24	10.16
Total risk-based capital[2]	9.55	10.50	10.60	11.73	11.41

[1]	Annualized and on a fully taxable equivalent basis.
[2]	Regulatory capital ratios as of December 31, 2010 are estimated.

Supplemental Loan Portfolio Analysis

	As of December 31, 2010
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	Allowance to Loans Outstanding	YTD Net Charge-offs	YTD Net Charge-offs to Avg. Loans
(Dollars in thousands)

Commercial real estate:
Residential C&D	$179,917	$39,114	21.74%	$8,971	4.99%	$30,478	13.75%
Commercial C&D	170,670	11,579	6.78	6,390	3.74	1,638	0.91
Other commercial RE	283,943	2,678	0.94	5,634	1.98	1,071	0.40
Total commercial RE	634,530	53,371	8.41	20,995	3.31	33,187	4.98
Consumer real estate:
Residential mortgages	173,777	3,481	2.00	3,654	2.10	3,220	1.90
Home equity lines	89,178	277	0.31	1,078	1.21	649	0.70
Total consumer RE	262,955	3,758	1.43	4,732	1.80	3,869	1.47
Commercial owner occupied	171,654	8,198	4.78	3,395	1.98	4,369	2.38
Commercial and industrial	145,435	5,830	4.01	6,432	4.42	6,524	3.96
Consumer	6,163	6	0.10	354	5.74	407	5.13
Other loans	33,742	781	2.31	153	0.45	209	0.55
Total	$1,254,479	$71,944	5.73%	$36,061	2.87%	$48,565	3.60%

CAPITAL BANK CORPORATION

Supplemental Commercial Real Estate Analysis

Residential Construction & Development Loan Analysis

by Type:

	As of December 31, 2010
	Residential Land / Development	Residential Construction	Total
(Dollars in thousands)

Loans outstanding	$102,797	$77,120	$179,917
Nonaccrual loans	35,934	3,180	39,114
Allowance for loan losses	4,975	3,996	8,971
YTD net charge-offs	27,096	3,382	30,478

Loans outstanding to total loans	8.19%	6.15%	14.34%
Nonaccrual loans to loans in category	34.96	4.12	21.74
Allowance to loans in category	4.84	5.18	4.99
YTD net charge-offs to average loans in category	20.41	3.80	13.75

Residential Construction & Development Loan Analysis

by Region:

	As of December 31, 2010
	Loans Outstanding	Percent of Total Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	Allowance to Loans Outstanding
(Dollars in thousands)

Triangle	$134,858	74.96%	$30,310	22.48%	$6,898	5.12%
Sandhills	24,816	13.79	979	3.95	1,080	4.35
Triad	4,584	2.55	–	–	417	9.10
Western	15,659	8.70	7,825	49.97	576	3.68
Total	$179,917	100.00%	$39,114	21.74%	$8,971	4.99%

CAPITAL BANK CORPORATION

Supplemental Commercial Real Estate Analysis – Continued

Commercial Construction & Development and Other CRE Loan Analysis

by Type:

	As of December 31, 2010
	Commercial Land / Development	Commercial Construction	Multifamily	Commercial Non-Owner Occupied RE	Total
(Dollars in thousands)

Loans outstanding	$121,415	$49,255	$39,831	$244,112	$454,613
Nonaccrual loans	11,579	–	–	2,678	14,257
Allowance for loan losses	5,122	1,268	668	4,966	12,024
YTD net charge-offs	1,641	(3)	10	1,061	2,709

Loans outstanding to total loans	9.68%	3.93%	3.18%	19.46%	36.24%
Nonaccrual loans to loans in category	9.54	–	–	1.10	3.14
Allowance to loans in category	4.22	2.57	1.68	2.03	2.64
YTD net charge-offs to average loans in category	1.31	(0.01)	0.02	0.48	0.61

Commercial Construction & Development and Other CRE Loan Analysis

by Region:

	As of December 31, 2010
	Loans Outstanding	Percent of Total Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding	Allowance for Loan Losses	Allowance to Loans Outstanding
(Dollars in thousands)

Triangle	$291,377	64.09%	$13,364	4.59%	$7,240	2.48%
Sandhills	66,292	14.58	815	1.23	2,504	3.78
Triad	41,441	9.12	–	–	1,122	2.71
Western	55,503	12.21	78	0.14	1,158	2.09
Total	$454,613	100.00%	$14,257	3.14%	$12,024	2.64%

CAPITAL BANK CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

	December 31,
	2010	2009
(Dollars in thousands)	(Unaudited)

Assets
Cash and cash equivalents:
Cash and due from banks	$13,646	$25,002
Interest-bearing deposits with banks	53,099	4,511
Total cash and cash equivalents	66,745	29,513
Investment securities:
Investment securities – available for sale, at fair value	214,991	235,426
Investment securities – held to maturity, at amortized cost	–	3,676
Other investments	8,301	6,390
Total investment securities	223,292	245,492
Mortgage loans held for sale	6,993	–
Loans:
Loans – net of unearned income and deferred fees	1,254,479	1,390,302
Allowance for loan losses	(36,061)	(26,081)
Net loans	1,218,418	1,364,221
Other real estate	18,334	10,732
Premises and equipment, net	25,034	23,756
Bank-owned life insurance	6,972	22,746
Core deposit intangible, net	1,774	2,711
Deferred income tax	–	12,096
Other assets	17,985	23,401
Total assets	$1,585,547	$1,734,668

Liabilities
Deposits:
Demand, noninterest checking	$116,113	$141,069
NOW accounts	185,782	175,084
Money market deposit accounts	137,422	184,146
Savings accounts	30,639	28,958
Time deposits	873,330	848,708
Total deposits	1,343,286	1,377,965
Securities sold under agreements to repurchase	–	6,543
Borrowings	121,000	167,000
Subordinated debentures	34,323	30,930
Other liabilities	10,250	12,445
Total liabilities	1,508,859	1,594,883

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279)	40,418	40,127
Common stock, no par value; 300,000,000 shares authorized; 12,877,846 and 11,348,117 shares issued and outstanding	145,594	139,909
Accumulated deficit	(108,027)	(44,206)
Accumulated other comprehensive income (loss)	(1,297)	3,955
Total shareholders’ equity	76,688	139,785
Total liabilities and shareholders’ equity	$1,585,547	$1,734,668

CAPITAL BANK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Years Ended December 31, 2010 and 2009

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
(Dollars in thousands except per share data)

Interest income:
Loans and loan fees	$16,394	$17,954	$68,474	$70,178
Investment securities:
Taxable interest income	1,632	2,141	7,483	9,849
Tax-exempt interest income	227	740	1,596	3,026
Dividends	22	20	80	46
Federal funds and other interest income	52	8	89	42
Total interest income	18,327	20,863	77,722	83,141
Interest expense:
Deposits	4,644	6,441	21,082	28,037
Borrowings and repurchase agreements	1,396	1,444	5,677	6,226
Total interest expense	6,040	7,885	26,759	34,263
Net interest income	12,287	12,978	50,963	48,878
Provision for loan losses	20,011	11,822	58,545	23,064
Net interest income (loss) after provision for loan losses	(7,724)	1,156	(7,582)	25,814
Noninterest income:
Service charges and other fees	843	982	3,311	3,883
Bank card services	541	406	2,020	1,539
Mortgage origination and other loan fees	753	415	1,861	1,935
Brokerage fees	220	230	963	698
Bank-owned life insurance	67	167	699	1,830
Net gain on sale of investment securities	5,344	9	5,855	173
Total other-than-temporary impairment losses	–	(1,082)	–	(1,082)
Portion of impairment losses recognized in other comprehensive loss	–	584	–	584
Net impairment losses in earnings	–	(498)	–	(498)
Other	236	120	840	607
Total noninterest income	8,004	1,831	15,549	10,167
Noninterest expense:
Salaries and employee benefits	6,038	5,167	22,675	22,112
Occupancy	1,488	1,438	5,906	5,630
Furniture and equipment	871	815	3,183	3,155
Data processing and telecommunications	562	558	2,092	2,317
Advertising and public relations	423	670	1,887	1,610
Office expenses	320	340	1,260	1,383
Professional fees	729	317	2,514	1,488
Business development and travel	413	401	1,350	1,244
Amortization of core deposit intangible	232	284	937	1,146
ORE losses and miscellaneous loan costs	1,148	708	5,006	1,646
Directors’ fees	233	287	1,061	1,418
FDIC deposit insurance	1,818	839	3,846	2,721
Other	854	2,860	2,592	3,940
Total noninterest expense	15,129	14,684	54,309	49,810
Net loss before income taxes	(14,849)	(11,697)	(46,342)	(13,829)
Income tax expense (benefit)	18,634	(4,452)	15,124	(7,013)
Net loss	(33,483)	(7,245)	(61,466)	(6,816)
Dividends and accretion on preferred stock	589	588	2,355	2,352
Net loss attributable to common shareholders	$(34,072)	$(7,833)	$(63,821)	$(9,168)

Net loss per common share – basic	$(2.59)	$(0.68)	$(4.98)	$(0.80)
Net loss per common share – diluted	$(2.59)	$(0.68)	$(4.98)	$(0.80)

Capital Bank Corporation

Average Balances, Interest Earned or Paid, and Interest Yields/Rates

For the Three Months Ended December 31, 2010, September 30, 2010 and December 31, 2009

Tax Equivalent Basis 1

	December 31, 2010			September 30, 2010			December 31, 2009
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans [2]	$1,303,147	$16,545	5.04%	$1,342,835	$17,512	5.23%	$1,384,285	$18,099	5.19%
Investment securities [3]	191,877	1,999	4.17	211,547	2,309	4.37	247,253	3,283	5.31
Interest-bearing deposits	82,627	52	0.25	23,859	17	0.29	17,334	8	0.18
Total interest-earning assets	1,577,651	$18,596	4.68%	1,578,241	$19,838	5.04%	1,648,872	$21,390	5.15%
Cash and due from banks	18,044			17,285			18,169
Other assets	92,504			108,461			90,303
Allowance for loan losses	(39,732)			(38,012)			(20,923)
Total assets	$1,648,467			$1,665,975			$1,736,421

Liabilities and Equity
NOW and money market accounts	$319,250	$626	0.78%	$323,242	$634	0.79%	$365,889	$1,078	1.17%
Savings accounts	30,913	10	0.13	31,594	10	0.13	29,012	11	0.15
Time deposits	889,153	4,008	1.79	859,968	4,039	1.88	844,776	5,352	2.51
Total interest-bearing deposits	1,239,316	4,644	1.49	1,214,804	4,683	1.55	1,239,677	6,441	2.06
Borrowed funds	126,130	1,095	3.44	150,478	1,156	3.08	155,989	1,224	3.11
Subordinated debt	34,323	301	3.48	34,323	314	3.67	30,930	216	2.77
Repurchase agreements	–	–	–	–	–	–	7,246	4	0.22
Total interest-bearing liabilities	1,399,769	$6,040	1.71%	1,399,605	$6,153	1.76%	1,433,842	$7,885	2.18%
Noninterest-bearing deposits	127,589			130,758			139,877
Other liabilities	10,321			10,509			12,695
Total liabilities	1,537,679			1,540,872			1,586,414
Shareholders’ equity	110,788			125,103			150,007
Total liabilities and shareholders’ equity	$1,648,467			$1,665,975			$1,736,421

Net interest spread [4]			2.97%			3.28%			2.96%
Tax equivalent adjustment		$269			$303			$527
Net interest income and net interest margin [5]		$12,556	3.16%		$13,685	3.48%		$13,505	3.25%

[1]	The tax equivalent basis is computed using a federal tax rate of 34%.
[2]	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
[3]	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
[4]	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
[5]	Net interest margin represents net interest income divided by average interest-earning assets.

Capital Bank Corporation

Average Balances, Interest Earned or Paid, and Interest Yields/Rates

For the Years Ended December 31, 2010 and 2009

Tax Equivalent Basis 1

	December 31, 2010			December 31, 2009
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans [2]	$1,353,191	$69,084	5.11%	$1,316,737	$70,412	5.35%
Investment securities [3]	213,402	9,986	4.68	269,240	14,483	5.38
Interest-bearing deposits	38,003	89	0.23	25,312	42	0.17
Total interest-earnings assets	1,604,596	$79,159	4.93%	1,611,289	$84,937	5.27%
Cash and due from banks	18,149			15,927
Other assets	103,667			83,283
Allowance for loan losses	(34,757)			(18,535)
Total assets	$1,691,655			$1,691,964

Liabilities and Equity
NOW and money market accounts	$327,811	$2,794	0.85%	$363,522	$4,527	1.25%
Savings accounts	30,555	41	0.13	29,171	47	0.16
Time deposits	878,068	18,247	2.08	822,003	23,463	2.85
Total interest-bearing deposits	1,236,434	21,082	1.71	1,214,696	28,037	2.31
Borrowed funds	150,207	4,541	3.02	143,241	5,147	3.59
Subordinated debt	33,550	1,131	3.37	30,930	1,055	3.41
Repurchase agreements	1,564	5	0.32	10,919	24	0.22
Total interest-bearing liabilities	1,421,755	$26,759	1.88%	1,399,786	$34,263	2.45%
Noninterest-bearing deposits	130,944			132,535
Other liabilities	10,519			12,148
Total liabilities	1,563,218			1,544,469
Shareholders’ equity	128,437			147,495
Total liabilities and shareholders’ equity	$1,691,655			$1,691,964

Net interest spread [4]			3.05%			2.82%
Tax equivalent adjustment		$1,437			$1,796
Net interest income and net interest margin [5]		$52,400	3.27%		$50,674	3.14%

[1]	The tax equivalent basis is computed using a tax rate of 34%.
[2]	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
[3]	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
[4]	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
[5]	Net interest margin represents net interest income divided by average interest-earning assets.